                 SCHEDULE FOR COMPUTATIONS OF PERFORMANCE QUOTATIONS
                              DIVIDEND GROWTH SECURITIES




(A) AVERAGE ANNUAL TOTAL RETURNS (I.E. STANDARDIZED COMPUTATIONS)

               _                              _
              |        ______________________  |
FORMULA:      |       |                        |
              |  /\ n |      ERV               |
         T  = |    \  | -------------          |  - 1
              |     \ |       P                |
              |      \|                        |
              |_                              _|

         T = AVERAGE ANNUAL TOTAL RETURN
         n = NUMBER OF YEARS
         ERV = ENDING REDEEMABLE VALUE
         P = INITIAL INVESTMENT


                                                                    (A)
       $1,000            ERV AS OF            NUMBER OF       AVERAGE ANNUAL
   INVESTED - P          28-Feb-97            YEARS - n       TOTAL RETURN - T
   ------------          ---------            ---------       ----------------
      29-Feb-96          $1,163.70                1                16.37%

      28-Feb-92          $1,935.50                5                14.12%

      28-Feb-87          $3,318.20               10                12.74%


(B) AVERAGE ANNUAL TOTAL RETURNS WITHOUT DEDUCTION FOR APPLICABLE
    SALES CHARGE  (NON STANDARD COMPUTATIONS)

(C) TOTAL RETURN WITHOUT DEDUCTION FOR APPLICABLE SALES CHARGE
    (NON STANDARD COMPUTATIONS)

               _                              _
              |        ______________________  |
FORMULA:      |       |                        |
              |  /\ n |      EV                |
         t  = |    \  | -------------          |  - 1
              |     \ |       P                |
              |      \|                        |
              |_                              _|

                      EV
         TR  =     ----------     - 1
                       P


    t = AVERAGE ANNUAL TOTAL RETURN
        (NO DEDUCTION FOR APPLICABLE SALES CHARGE) n = NUMBER OF YEARS
    EV = ENDING VALUE (NO DEDUCTION FOR APPLICABLE SALES CHARGE)
    P = INITIAL INVESTMENT
    TR = TOTAL RETURN (NO DEDUCTION FOR APPLICABLE SALES CHARGE)


                                                 (C)                                    (B)
      $1,000             EV AS OF              TOTAL              NUMBER OF       AVERAGE ANNUAL
   INVESTED - P          28-Feb-97           RETURN - TR          YEARS - n       TOTAL RETURN - t
   ------------          ---------           -----------          ---------       ----------------
      29-Feb-96          $1,213.70              21.37%                  1                21.37%

      28-Feb-92          $1,955.50              95.55%                  5                14.35%

      28-Feb-87          $3,318.20             231.82%                 10                12.74%


(D) GROWTH OF $10,000
(E) GROWTH OF $50,000
(F) GROWTH OF $100,000


FORMULA: G= (TR+1)*P
         G= GROWTH OF INITIAL INVESTMENT
         P= INITIAL INVESTMENT
         TR= TOTAL RETURN SINCE INCEPTION



       $10,000         TOTAL          (D)   GROWTH OF         (E)   GROWTH OF          (F)   GROWTH OF
   INVESTED - P    RETURN - TR     $10,000 INVESTMENT -G   $50,000 INVESTMENT-G     $100,000 INVESTMENT-G
   ------------    -----------     ---------------------   --------------------     ---------------------
      30-Mar-81       864.92              $96,492                 $482,460                $964,920
